Exhibit 99.1

Press Release                                                 Source: VoIP, Inc.


VoIP Inc. Acquires 1-800-TALKTIME(R) Brand

Company expects brand to be the household name for VOIP telephone services

Miami, Fla. At the INTERNET TELEPHONY Conference & EXPO --(BUSINESS WIRE)--Feb. 24, 2005 -VoIP Inc. (OTCBB: VOII) announced today that it purchased the 1-800-TALKTIME(R) registered trademark and other assets from Creative Marketing Associates, Inc. The terms of the Asset Purchase Agreement were not disclosed.


"VoIP, Inc is committing substantial financial resources to promoting our new brand," said Steven Ivester, CEO of VoIP Inc. "1-800-TALKTIME is the brand that will be used for a new retail voice-over-IP, subscriber-based telephone service, competing head-to-head with the likes of Vonage(R) and AT&T's CallVantage(R) (NYSE: T). Until now there has not been a true brand connection to VOIP service. Just like Kleenex(R), Xerox(R), Coke(R), Clorox(R), Windex and other household names, 1-800-TALKTIME will become the name synonymous with VOIP services.


Three vanity telephone numbers, 1-800-TALKTIME, 1-888-TALKTIME and 1-877-TALKTIME were acquired along with the domain names 800TALKTIME.COM, 1800TALKTIME.COM and 1-800-TALKTIME.COM and a U. S. Registered Trademark for 1-800-TALKTIME.


"We now have the brand name needed to propel the most affordable VoIP service to the masses in the U.S. and Canada and eventually throughout the World," added Ivester. "More news regarding our official launch date, aggressive rate plans and service features will be forthcoming. 1-800-TALKTIME is all about the way that VOIP was meant to be."


Maynard Small, President of Kansas City based Creative Marketing Associates, Inc said, "Steven Ivester is a VoIP visionary. I believe his choice of the easy-to-spell and remember, 1-800-TALKTIME toll-free vanity phone numbers and matching domain names will help him achieve his VoIP marketing goals like 1-800-FLOWERS has done to make their business successful. Memorable phone numbers can generate up to twice the TV and ten times the radio direct response sales compared to advertising difficult to remember generic numbers," added Small.


Other; Voice Over IP companies include Deltathree Inc. (NASDAQ: DDDC); 8x8 Inc. (NASDAQ: EGHT); Primus Telecommunications Inc. (NASDAQ: PRTL);


About VoIP, Inc. www.voipinc.com


VoIP, Inc. is an emerging global service provider of superior quality Voice over IP based solutions offering residential and business customers more user friendly and affordable ways to communicate. VoIP, Inc. also manufactures products and provides services to Internet Service Providers, Telecommunication Service Providers and Cable Operators in strategic countries around the world. VoIP, Inc., through its subsidiaries, provides a comprehensive portfolio of IP multimedia-based solutions ranging from subscriber based voice services, to SIP based infrastructure design and deployment, to broadband customer premise equipment design and implementation services, as well as engineering design, manufacturing and distribution of wireless broadband technology. VoIP, Inc. has applied for a patent for its state of the art VoIP Multimedia Terminal Adaptor which today supports the FCC Commission's desire for VoIP providers to deliver Emergency 911 Calling, Disability Access, and Law Enforcement Access capabilities to the marketplace.

Safe Harbor


Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.




The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

Contact:
----------------------------
VoIP, Inc., Fort Lauderdale
Steven Ivester, 954-434-2000
sivester@voipinc.com
www.voipinc.com
      Or
Belinda Banks - 212 946 2823
S&S Public Relations
11 Penn Plaza
5th Floor
New York, NY 10001
office - 212 946 2823
----------------------------